UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 22, 2020

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-09341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ICAD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement

On June 22, 2020, iCAD, Inc., a Delaware corporation (the “Company”), along with its wholly-owned subsidiaries Xoft, Inc. and Xoft Solutions LLC (together with the Company, collectively, the “Borrowers”), entered into a First Amendment dated as of June 16, 2020 (the “First Amendment“), to the Loan and Security Agreement, dated as of March 30, 2020 (the “Loan Agreement”), with Western Alliance Bank (the “Lender”). The First Amendment (i) amended the financial covenant tied to minimum consolidated revenue contained in the Loan Agreement to provide that, for the testing periods following December 31, 2020, the Borrowers and the Lender will work together in good faith to set future minimum consolidated revenue amounts or the Borrowers will comply with an unrestricted cash to indebtedness covenant, (ii) deleted the maximum net loss financial covenant contained in the Loan Agreement, (iii) added an unrestricted cash to total indebtedness financial covenant to the Loan Agreement and (iv) stipulated that the Borrowers must be in compliance with at least one of the foregoing financial covenants at all times. The Borrowers paid the Lender a fee of $10,000 for the First Amendment.

The foregoing description of the First Amendment is not a complete description of all terms and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)
By:	/s/ Michael Klein
Michael Klein Chief Executive Officer

Date: June 24, 2020